Exhibit 99.1

News Release

CONTACTS:	Jim Eglseder (Investors)	FOR IMMEDIATE RELEASE
	(513) 534-8424 Rich Rosen (Investors) (513) 534-3307 Debra DeCourcy, APR (Media) (513) 579-4153	April 22, 2010

FIFTH THIRD BANCORP ANNOUNCES FIRST QUARTER 2010 RESULTS

Significant improvement in credit trends and continued strong operating results

•	First quarter 2010 net loss of $10 million; $0.09 per diluted share

•	Fourth quarter 2009 net loss of $98 million; $0.20 per diluted share

•	Per share results include preferred dividends which reduced net income available to common shareholders by $0.08 per diluted share

•	Significantly improved credit trends

•	Nonperforming assets declined 3 percent and nonperforming loans declined 7 percent sequentially (lowest levels since 2Q09)

•	Net charge-offs declined $126 million or 18 percent sequentially (lowest level since 1Q09)

•	Total delinquencies declined 15 percent sequentially (lowest level since 3Q07), driven by lower loans 90 days past due

•	Allowance to loan ratio increased to 4.91 percent, 139 percent of nonperforming loans and leases, and allowance of 1.6 times annualized 1Q10 net charge-offs

•	Pre-provision net revenue (PPNR)* of $568 million up $6 million from 4Q09

•	Net interest income increased $19 million, or 2 percent, sequentially; net interest margin of 3.63 percent, up 8 bps from the previous quarter

•	Noninterest income down 4 percent sequentially, reflecting continued strong mortgage banking revenue more than offset by expected lower TSA revenue, warrant gains in 4Q09, and seasonality

•	Noninterest expense down 1 percent sequentially, driven by expected lower TSA expense

•	Capital and liquidity position remain very strong

•	Average loans increased 1 percent, reflecting impact of consolidation due to accounting guidance adopted on January 1, 2010

•	Average core deposits up 14 percent, wholesale funding down 42 percent from a year ago

•	Tangible common equity ratio of 6.37 percent, Tier 1 common ratio of 6.97 percent, Leverage ratio of 12.00 percent, Tier 1 ratio of 13.40 percent, total capital ratio of 17.55 percent

•	Extended $18 billion of new and renewed credit in the first quarter

*	Pre-provision net revenue (PPNR): net interest income plus noninterest income minus noninterest expense.

Fifth Third Bancorp (Nasdaq: FITB) today reported a first quarter 2010 net loss of $10 million compared with a net loss of $98 million in the fourth quarter of 2009 and net income of $50 million in the first quarter of 2009. After preferred dividends, the first quarter 2010 net loss available to common shareholders was $72 million or $0.09 per diluted share, compared with a fourth quarter net loss of $160 million or $0.20 per diluted share, and a net loss of $26 million or $0.04 per diluted share in the first quarter of 2009.

First quarter 2009 net income included $121 million after-tax, or $0.21 per share, in benefits related to the decision to surrender one of our bank-owned life insurance (BOLI) policies, which included lower tax expense partially offset by non-cash charges, and also related to our agreement with the IRS to settle all of Fifth Third’s disputed leveraged leases for all open years, which included a reduction in tax expense partially offset by a reduction in net interest income.

Earnings Highlights

	For the Three Months Ended					% Change
	March 2010	December 2009	September 2009	June 2009	March 2009	Seq	Yr/Yr
Earnings ($ in millions)
Net income (loss)	($10)	($98)	($97)	$882	$50	89%	NM
Net income (loss) available to common shareholders	($72)	($160)	($159)	$856	($26)	55%	(175%)
Common Share Data
Earnings per share, basic	(0.09)	(0.20)	(0.20)	1.35	(0.04)	(55%)	(125%)
Earnings per share, diluted	(0.09)	(0.20)	(0.20)	1.15	(0.04)	(55%)	(125%)
Cash dividends per common share	0.01	0.01	0.01	0.01	0.01	—	—
Financial Ratios
Return on average assets	(.04%)	(.35%)	(.34%)	3.05%	0.17%	89%	NM
Return on average common equity	(3.0)	(6.3)	(6.1)	41.2	(1.4)	52%	(114%)
Tier I capital	13.40	13.31	13.19	12.90	10.93	1%	23%
Tier I common equity	6.97	7.00	7.01	6.94	4.50	—	16%
Net interest margin (a)	3.63	3.55	3.43	3.26	3.06	2%	19%
Efficiency (a)	62.6	63.1	50.8	29.9	65.1	(1%)	(4%)
Common shares outstanding (in thousands)	794,816	795,068	795,316	795,313	576,936	—	38%
Average common shares outstanding (in thousands):
Basic	790,473	790,442	790,334	629,789	571,810	—	38%
Diluted	790,473	790,442	790,334	718,245	571,810	—	38%

(a)	Presented on a fully taxable equivalent basis

NM: Not Meaningful

“First quarter results showed continued significant improvement, reflecting not only lower credit costs but also stronger than expected pre-provision earnings” said Kevin Kabat, chairman, CEO and president of Fifth Third Bancorp. “Since the beginning of the credit crisis, we have focused on addressing the sources of credit issues, on aggressively identifying and resolving problem loans. At the same time, we’ve sought to ensure that we were appropriately reserved and capitalized for the deterioration that we expected to occur as the credit cycle unfolded.

I believe our results this quarter reflect the benefit of those actions and efforts. Delinquent loans declined 15 percent to the lowest level since 2007. Nonperforming loans declined 7 percent to the lowest level we’ve seen since mid-2009. And net charge-offs declined $126 million or 18 percent, representing the lowest level experienced since the first quarter of 2009. Reserve coverage levels remain very strong, at 4.91 percent of loans, 139 percent of nonperforming loans, and 1.6 times annualized first quarter charge-offs.

We currently expect to see continued credit improvement in the second quarter, with delinquencies and nonperforming assets remaining relatively stable and charge-offs down another $100 million or so in the second quarter. We also expect full year charge-offs to be significantly below the $2.6 billion we experienced in 2009. Given recent credit trends and our current expectations for future credit results, we expect loan loss reserves to begin to come down next quarter. These expectations are dependent on economic trends remaining consistent with our current outlook.

Operating results also showed improvement. Pre-provision net revenue of $568 million reflected solid net interest income growth, better than expected fee income results, and lower expenses. Net interest income increased 2 percent from last quarter despite continued weak loan demand and excess liquidity. Average loans increased 1 percent and average core deposits increased 6 percent sequentially. Wholesale borrowings are down 42 percent from a year ago, reflecting our strong liquidity position. Noninterest income was down 4 percent from a seasonally strong fourth quarter with mortgage banking results stronger than expected. Noninterest expense was down 1 percent sequentially despite continued elevated credit-related expenses and investments in our business.

Capital levels remained strong, including a Tier 1 common equity ratio of 7.0 percent and a Tier 1 capital ratio of 13.4 percent. We expect second quarter capital levels to remain consistent with first quarter levels and to begin to reflect organic growth as our earnings results continue to improve.”

Income Statement Highlights

	For the Three Months Ended					% Change
	March 2010	December 2009	September 2009	June 2009	March 2009	Seq	Yr/Yr
Condensed Statements of Income ($ in millions)
Net interest income (taxable equivalent)	$901	$882	$874	$836	$781	2%	15%
Provision for loan and lease losses	590	776	952	1,041	773	(24%)	(24%)
Total noninterest income	627	651	851	2,583	697	(4%)	(10%)
Total noninterest expense	956	967	876	1,021	962	(1%)	(1%)

Income (loss) before income taxes (taxable equivalent)	(18)	(210)	(103)	1,357	(257)	92%	93%

Taxable equivalent adjustment	4	4	5	5	5	—	(20%)
Applicable income taxes	(12)	(116)	(11)	470	(312)	90%	96%

Net income (loss)	(10)	(98)	(97)	882	50	89%	NM
Dividends on preferred stock	62	62	62	26	76	—	(18%)

Net income (loss) available to common shareholders	(72)	(160)	(159)	856	(26)	55%	(175%)

Earnings per share, diluted	($0.09)	($0.20)	($0.20)	$1.15	($0.04)	(55%)	(125%)

NM: Not Meaningful

Net Interest Income

	For the Three Months Ended					% Change
	March 2010	December 2009	September 2009	June 2009	March 2009	Seq	Yr/Yr
Interest Income ($ in millions)
Total interest income (taxable equivalent)	$1,147	$1,147	$1,174	$1,184	$1,183	—	(3%)
Total interest expense	246	265	300	348	402	(7%)	(39%)

Net interest income (taxable equivalent)	$901	$882	$874	$836	$781	2%	15%

Average Yield
Yield on interest-earning assets	4.62%	4.61%	4.61%	4.62%	4.63%	—	—
Yield on interest-bearing liabilities	1.29%	1.39%	1.51%	1.67%	1.89%	(7%)	(32%)

Net interest rate spread (taxable equivalent)	3.33%	3.22%	3.10%	2.95%	2.74%	3%	22%

Net interest margin (taxable equivalent)	3.63%	3.55%	3.43%	3.26%	3.06%	2%	19%
Average Balances ($ in millions)
Loans and leases, including held for sale	$80,136	$79,920	$82,888	$84,996	$85,829	—	(7%)
Total securities and other short-term investments	20,559	18,869	18,065	17,762	17,835	9%	15%
Total interest-bearing liabilities	77,655	75,815	78,759	83,407	86,218	2%	(10%)
Shareholders’ equity	13,518	13,724	13,885	12,490	12,084	(2%)	12%

Net interest income of $901 million on a taxable equivalent basis increased $19 million, or 2 percent, from the fourth quarter of 2009. The net interest margin was 3.63 percent, up 8 bps from 3.55 percent the previous quarter. The sequential increase in net interest income and net interest margin was largely driven by reduced funding costs and deposit mix shift to lower cost core deposits from higher priced term deposits as well as continued realization of more attractive spreads on loans originated during the quarter. Net interest income also benefitted by approximately $10 million from the effect of the consolidation of loans in accordance with accounting guidance adopted on January 1, 2010,

Compared with the first quarter of 2009, net interest income increased $120 million and the net interest margin increased 57 bps from 3.06 percent, largely the result of the mix shift from higher cost term deposits to lower cost deposit products throughout the year, partially offset by reduced loan demand.

Average Securities

During the quarter, average securities and other short-term investments increased by $1.7 billion. The increase was driven by a $2 billion sequential increase in average short-term investments, reflecting excess liquidity. The full-quarter effect of fourth quarter purchases of agency mortgage-backed securities was largely offset by the impact of the consolidation of certain of our off-balance sheet conduits at the beginning of the quarter. The consolidation reduced securities balances by approximately $940 million on a net basis.

Average Loans

	For the Three Months Ended					% Change
	March 2010	December 2009	September 2009	June 2009	March 2009	Seq	Yr/Yr
Average Portfolio Loans and Leases ($ in millions)
Commercial:
Commercial and industrial loans	$26,294	$25,816	$27,400	$28,027	$28,949	2%	(9%)
Commercial mortgage	11,708	11,981	12,269	12,463	12,508	(2%)	(6%)
Commercial construction	3,700	4,024	4,337	4,672	4,987	(8%)	(26%)
Commercial leases	3,467	3,574	3,522	3,512	3,564	(3%)	(3%)

Subtotal - commercial loans and leases	45,169	45,395	47,528	48,674	50,008	—	(10%)

Consumer:
Residential mortgage loans	7,976	8,129	8,355	8,713	9,195	(2%)	(13%)
Home equity	12,338	12,291	12,452	12,636	12,763	—	(3%)
Automobile loans	10,185	8,973	8,871	8,692	8,687	14%	17%
Credit card	1,940	1,982	1,955	1,863	1,825	(2%)	6%
Other consumer loans and leases	773	831	899	995	1,083	(7%)	(29%)

Subtotal - consumer loans and leases	33,212	32,206	32,532	32,899	33,553	3%	(1%)

Total average loans and leases (excluding held for sale)	$78,381	$77,601	$80,060	$81,573	$83,561	1%	(6%)
Average loans held for sale	1,756	2,319	2,828	3,422	2,268	(24%)	(23%)

Average portfolio loan and lease balances increased 1 percent sequentially and declined 6 percent from the first quarter of 2009.

Average commercial loan and lease balances were flat sequentially and declined 10 percent from the first quarter of 2009. Commercial and industrial (C&I) average loans increased 2 percent sequentially and declined 9 percent from the previous year. Sequential growth was driven by the addition of $724 million in C&I balances that were consolidated on January 1, 2010. Excluding this impact, sequential and year-over-year declines were impacted by continued low demand and lower customer line utilization, which was 34 percent of committed lines in the first quarter versus 35 and 41 percent in the fourth quarter and first quarter of 2009 respectively. Average commercial mortgage and commercial construction loan balances declined by a combined 4 percent sequentially and 12 percent from the same period the previous year, reflecting low customer demand and tighter underwriting standards.

Average consumer loan and lease balances increased 3 percent sequentially and declined 1 percent from the first quarter of 2009. The sequential increase was driven by $1.2 billion of securitized auto loans and $263 million of home equity loans that were consolidated on January 1, 2010. Excluding the impact of these consolidations, average consumer loan and lease balances declined 1 percent sequentially and 5 percent from the first quarter of 2009. Sequential declines reflect lower demand for consumer loans and leases, while year-over-year declines in residential mortgage loans and home equity were partially offset by growth in auto loans and credit card.

Nearly all of Fifth Third’s mortgages are originated to be sold to agencies and are not reflected in portfolio loans or portfolio loan growth. Warehoused residential mortgages held-for-sale were $1.5 billion at quarter end.

Average Deposits

	For the Three Months Ended					% Change
	March 2010	December 2009	September 2009	June 2009	March 2009	Seq	Yr/Yr
Average Deposits ($ in millions)
Demand deposits	$18,822	$18,137	$17,059	$16,689	$15,532	4%	21%
Interest checking	19,533	16,324	14,869	14,837	14,229	20%	37%
Savings	18,469	17,540	16,967	16,705	16,272	5%	13%
Money market	4,622	4,279	4,280	4,167	4,559	8%	1%
Foreign office (a)	2,757	2,516	2,432	1,717	1,755	10%	57%

Subtotal - Transaction deposits	64,203	58,796	55,607	54,115	52,347	9%	23%

Other time	12,059	13,049	14,264	14,612	14,501	(8%)	(17%)

Subtotal - Core deposits	76,262	71,845	69,871	68,727	66,848	6%	14%

Certificates - $100,000 and over	7,049	8,200	10,055	11,455	11,802	(14%)	(40%)
Other	8	51	95	240	247	(85%)	(97%)

Total deposits	$83,319	$80,096	$80,021	$80,422	$78,897	4%	6%

(a) Includes commercial customer Eurodollar sweep balances for which the Bancorp pays rates comparable to other commercial deposit accounts.

Average core deposits increased 6 percent sequentially and 14 percent from the first quarter of 2009. Sequential growth in demand deposit accounts (DDA), interest checking and savings was partially offset by lower consumer CD balances. Higher priced, short-term consumer CDs originated in the second half of 2008 continue to mature, while demand deposits and interest checking balances continue to reflect excess customer liquidity, particularly public funds. Average transaction deposits excluding consumer time deposits were up 9 percent from fourth quarter of 2009 and increased 23 percent from the same period the previous year.

Retail average core deposits increased 1 percent sequentially and 3 percent from the first quarter of 2009. Sequential growth in savings, interest checking, and foreign deposits was partially offset by a decline in consumer CD balances. On a year-over-year basis, growth in savings, foreign deposits, and interest checking was partially offset by lower money market and consumer CD balances. Commercial average core deposits increased 20 percent sequentially and 46 percent from the previous year, reflecting excess customer liquidity. Sequential growth was driven by a $1.9 billion increase in average public funds balances and year-over-year growth was driven by interest checking and DDA, due to higher average account balances.

Noninterest Income

	For the Three Months Ended					% Change
	March 2010	December 2009	September 2009	June 2009	March 2009	Seq	Yr/Yr
Noninterest Income ($ in millions)
Service charges on deposits	$142	$159	$164	$162	$146	(11%)	(3%)
Corporate banking revenue	81	89	77	93	113	(8%)	(28%)
Mortgage banking net revenue	152	132	140	147	134	15%	14%
Investment advisory revenue	91	86	82	79	79	5%	14%
Card and processing revenue	73	76	74	243	223	(4%)	(67%)
Gain on sale of processing business	—	—	(6)	1,764	—	NM	NM
Other noninterest income	74	107	312	49	10	(30%)	633%
Securities gains (losses), net	14	2	8	5	(24)	600%	NM
Securities gains, net - non-qualifying hedges on mortgage servicing rights	—	—	—	41	16	NM	(100%)

Total noninterest income	$627	$651	$851	$2,583	$697	(4%)	(10%)

NM: Not Meaningful

Noninterest income of $627 million decreased $24 million sequentially and $70 million from a year ago. Sequential growth in mortgage banking and investment advisory revenue was more than offset by declines in corporate banking revenue, service charges on deposits, and other noninterest income. The decline from a year ago was driven by the effect of processing business sale.

Noninterest income was negatively impacted by both a $9 million decline in fair value on a total return swap entered into as part of the 2009 sale of Visa, Inc. Class B shares and $2 million in mark-to-market adjustments on warrants related to the processing business sale. Results benefited from $13 million in revenue associated with the transition service agreement (TSA) entered into as part of our processing business sale, under which the Bancorp provides services to the processing business to support its operations during the deconversion period. Fourth quarter 2009 results included a benefit of $20 million in mark-to-market adjustments on warrants related to the processing business sale and $39 million in revenue from the TSA. First quarter 2009 results included $54 million in charges related to one of our BOLI policies. Excluding these items, as well as investment securities gains/losses in all periods, noninterest income increased by $21 million, or 4 percent, from the previous quarter, driven by strong mortgage banking revenue and lower credit-related costs, partially offset by the effects of seasonality. On the same basis, the $164 million, or 21 percent, decrease from the first quarter of 2009 was largely due to merchant processing and financial institution revenue in the first quarter of 2009 that was included with the processing business sale on June 30, 2009.

Service charges on deposits of $142 million declined 11 percent sequentially and 3 percent compared with the same quarter last year. Retail service charges declined 16 percent from the previous quarter and 5 percent compared with the first quarter of 2009. The sequential decline was largely driven by seasonality as well as a reduction of NSF fees related to fewer occurrences. The year-over-year decline was largely driven by the changes in overdraft policies. Commercial service charges decreased 6 percent sequentially and 1 percent versus last year, reflecting seasonality and higher client use of compensating balances to pay for treasury management services.

Corporate banking revenue of $81 million decreased 8 percent from seasonally strong fourth quarter 2009 results and declined 28 percent from the same period the previous year. Sequential results were driven by declines in business lending fees, foreign exchange revenue, and institutional sales, partially offset by modest growth in interest rate derivative sales revenue. On a year-over-year basis, lower foreign exchange and interest rate derivative sales revenue more than offset growth in institutional sales and business lending fees. Results were impacted by a significant effect of lower loan demand and volume, affecting sales of corporate bonds and loan-related services such as interest rate derivatives.

Mortgage banking net revenue was $152 million in the first quarter of 2010, an increase of $20 million from fourth quarter 2009 results and an increase of $18 million from the first quarter of 2009. First quarter 2010 originations of $3.5 billion declined from strong levels of $4.8 billion in the previous quarter and $5.0 billion in the first quarter of 2009. First quarter 2010 originations resulted in gains of $70 million on mortgages sold compared with gains of $97 million during the previous quarter and $130 million during the same period in 2009. Net servicing revenue, before MSR valuation adjustments, totaled $31 million in the first quarter, compared with $26 million last quarter and $2 million a year ago. MSR valuation adjustments, including mark-to-market related adjustments on free-standing derivatives used to economically hedge the MSR portfolio, represented a net gain of $51 million in the first quarter of 2010, compared with a net gain of $9 million last quarter and a net gain of $1 million a year ago. The mortgage-servicing asset, net of the valuation reserve, was $725 million at quarter end on a servicing portfolio of $50 billion.

Investment advisory revenue of $91 million was up 5 percent sequentially and up 14 percent from the first quarter of 2009. Sequential results were driven by seasonal growth in tax-related private client services fees and brokerage fees, partially offset by declines in institutional trust and mutual fund fees. On a year-over-year basis, growth in brokerage fees, private client services, and institutional trust revenue, primarily due to higher retail trading volumes and market value increases, was offset by lower mutual fund fees.

Card and processing revenue was $73 million in the first quarter of 2010, a decrease of 4 percent from the previous quarter due to seasonality. Results in the first quarter of 2009 included $155 million in merchant processing revenue and financial institutions revenue, which are now part of the processing business that was sold. Excluding the divested revenue, card and processing revenue increased by $5 million, or 8 percent, from the previous year due to growth in debit card transaction volumes.

Other noninterest income totaled $74 million in the first quarter of 2010 versus $107 million in the previous quarter and $10 million in the first quarter of 2009. First quarter 2010 results included the previously mentioned $9 million decline in fair value on a total return swap entered into as part of the 2009 sale of Visa, Inc. Class B shares, and $2 million decline in the valuation of warrants related to the processing business sale. First quarter results also included $13 million of TSA revenue and $5 million of revenue from our equity interest in the processing business. Fourth quarter 2009 results included a benefit of $20 million from the valuation of the processing business warrants, $39 million of TSA revenue, and $8 million of revenue from our processing business equity interest. First quarter 2009 results included $54 million in charges related to one of our BOLI policies. Excluding these items, other noninterest income increased $27 million from the previous quarter and $3 million from the first quarter of 2009. Credit-related costs recognized in noninterest income were $1 million in the first quarter of 2010, versus $30 million last quarter and $3 million in the first quarter of 2009. This quarter, we realized $25 million of net gains on the sale of loans held-for-sale which were offset by $9 million of fair value charges on commercial loans held-for-sale and $16 million of losses on the sale of other real estate owned (OREO). Fourth quarter 2009 results included net gains of $8 million on sale of loans held-for-sale, $17 million of fair value charges on commercial loans held-for-sale, and $21 million of losses on the sale of OREO. First quarter 2009 results included net gains of $11 million on the sale of loans, offset by $14 million of losses on the sale of OREO.

There were no net securities gains on non-qualifying hedges on MSRs in the first quarter of 2010 or in the previous quarter while first quarter 2009 results included gains of $16 million.

Net gains on investment securities were $14 million in the first quarter of 2010, compared with securities gains of $2 million in the previous quarter and net losses of $24 million in the same period the previous year.

Noninterest Expense

	For the Three Months Ended					% Change
	March 2010	December 2009	September 2009	June 2009	March 2009	Seq	Yr/Yr
Noninterest Expense ($ in millions)
Salaries, wages and incentives	$329	$331	$335	$346	$327	(1%)	1%
Employee benefits	86	69	83	75	83	24%	3%
Net occupancy expense	76	75	75	79	79	2%	(3%)
Technology and communications	45	47	43	45	45	(5%)	—
Equipment expense	30	31	30	31	31	(4%)	(5%)
Card and processing expense	25	27	25	75	67	(7%)	(63%)
Other noninterest expense	365	387	285	370	330	(6%)	11%

Total noninterest expense	$956	$967	$876	$1,021	$962	(1%)	(1%)

Noninterest expense of $956 million decreased $11 million sequentially and decreased $6 million from a year ago. Other noninterest expense included a $4 million charge to increase the litigation reserve associated with bank card association memberships, compared with $22 million of such charges in the fourth quarter of 2009. During the first quarter we incurred approximately $13 million in operating expenses related to the processing business that were offset with revenue under the TSA reported in other noninterest income. TSA related expenses were $39 million in the fourth quarter of 2009. First quarter 2009 results included $8 million in severance expense. Excluding these items, first quarter 2010 noninterest expense increased by $33 million from the previous quarter, or 4 percent, and decreased by $15 million from a year ago, or 2 percent. This remaining sequential increase reflected an $18 million increase in credit-related expenses, outlined below, as well as a $16 million seasonal increase in FICA and unemployment costs. The decrease from a year ago was primarily driven by lower provision expense for unfunded commitments.

Expenses incurred related to problem assets totaled $91 million in the first quarter of 2010, compared with $73 million in the fourth quarter and $94 million in the first quarter of 2009. Noninterest expenses related to mortgage repurchase reserves were $39 million, compared with $18 million in the fourth quarter of 2009 and $6 million a year ago. (Realized repurchase losses realized were $13 million in the first quarter of 2010, compared with $14 million and $10 million in the fourth and first quarters of 2009.) Provision expense for unfunded commitments was $9 million in the first quarter of 2010 versus $11 million last quarter and $36 million a year ago. Derivative valuation adjustments related to customer credit risk resulted in an $8 million expense this quarter versus a $2 million gain last quarter and a $15 million expense a year ago. OREO expense was $6 million this quarter, compared with $9 million last quarter and $4 million a year ago. Other work-out related expenses were $29 million in the first quarter, compared with $37 million the previous quarter and $32 million in the same period last year.

Credit Quality

	For the Three Months Ended
	March 2010	December 2009	September 2009	June 2009	March 2009
Total net losses charged off ($ in millions)
Commercial and industrial loans	($161)	($183)	($256)	($177)	($103)
Commercial mortgage loans	(99)	(142)	(118)	(85)	(77)
Commercial construction loans	(78)	(135)	(126)	(79)	(76)
Commercial leases	(4)	(8)	—	(1)	—
Residential mortgage loans	(88)	(78)	(92)	(112)	(75)
Home equity	(73)	(82)	(80)	(88)	(72)
Automobile loans	(31)	(32)	(34)	(36)	(46)
Credit card	(44)	(44)	(45)	(45)	(36)
Other consumer loans and leases	(4)	(4)	(5)	(3)	(5)

Total net losses charged off	(582)	(708)	(756)	(626)	(490)
Total losses	(622)	(743)	(796)	(658)	(521)
Total recoveries	40	35	40	32	31

Total net losses charged off	($582)	($708)	($756)	($626)	($490)
Ratios (annualized)
Net losses charged off as a percent of average loans and leases (excluding held for sale)	3.01%	3.62%	3.75%	3.08%	2.38%
Commercial	3.07%	4.08%	4.17%	2.81%	2.08%
Consumer	2.93%	2.97%	3.13%	3.48%	2.82%

Net charge-offs were $582 million in the first quarter of 2010, or 301 bps of average loans on an annualized basis. Fourth quarter net charge-offs were $708 million, or 362 bps of average loans on an annualized basis. Loss experience overall continues to be disproportionately affected by commercial and residential real estate loans in Michigan and Florida. In aggregate, Florida and Michigan represented approximately 46 percent of total losses during the quarter and 27 percent of total loans and leases.

Commercial net charge-offs were $342 million, or 307 bps, in the first quarter of 2010, a decrease of $126 million from the fourth quarter of 2009. Within the commercial portfolio, C&I losses were $161 million, a decrease of $22 million from the previous quarter. Within C&I, losses on loans to companies in real estate-related industries were $51 million, a decrease of $20 million from the previous quarter. Commercial mortgage net losses totaled $99 million, a decrease of $43 million from the previous quarter, with Michigan and Florida accounting for 53 percent of losses. Commercial construction net losses were $78 million, a decrease of $57 million from the previous quarter, with Michigan and Florida accounting for 40 percent of losses. Across all commercial portfolios, net losses on residential builder and developer portfolio loans totaled $81 million, down $29 million from the fourth quarter. These homebuilder losses included $39 million on commercial construction loans, $37 million on commercial mortgage loans, and $5 million on C&I loans. Originations of homebuilder/developer loans were suspended in 2007 and the remaining portfolio balance totals $1.3 billion.

Consumer net charge-offs of $240 million, or 293 bps, were flat compared with the fourth quarter of 2009. Net charge-offs within the residential mortgage portfolio were $88 million, an increase of $10 million from the previous quarter, with losses in Michigan and Florida representing 68 percent of losses in the first quarter and approximately 42 percent of total residential mortgage loans. Home equity net charge-offs of $73 million decreased $9 million sequentially, with Michigan and Florida representing 44 percent of first quarter home equity losses and 29 percent of total home equity loans. Net losses on brokered home equity loans were $29 million, down $5 million sequentially, and represented 40 percent of first quarter home equity losses and 16 percent of the total home equity portfolio. The home equity portfolio included $1.9 billion of brokered loans; originations of these loans were discontinued in 2007. Net charge-offs in the auto portfolio of $31 million decreased $1 million from the fourth quarter of 2009 and net losses on consumer credit card loans were $44 million, consistent with the previous quarter.

	For the Three Months Ended
	March 2010	December 2009	September 2009	June 2009	March 2009
Allowance for Credit Losses ($ in millions)
Allowance for loan and lease losses, beginning	$3,749	$3,681	$3,485	$3,070	$2,787
Impact of cumulative effect of change in accounting principle	45	—	—	—	—
Total net losses charged off	(582)	(708)	(756)	(626)	(490)
Provision for loan and lease losses	590	776	952	1,041	773

Allowance for loan and lease losses, ending	3,802	3,749	3,681	3,485	3,070
Reserve for unfunded commitments, beginning	294	284	239	231	195
Impact of cumulative effect of change in accounting principle	(43)	—	—	—	—
Provision for unfunded commitments	9	10	45	8	36

Reserve for unfunded commitments, ending	260	294	284	239	231
Components of allowance for credit losses:
Allowance for loan and lease losses	3,802	3,749	3,681	3,485	3,070
Reserve for unfunded commitments	260	294	284	239	231

Total allowance for credit losses	$4,062	$4,043	$3,965	$3,724	$3,301
Allowance for loan and lease losses ratio
As a percent of loans and leases	4.91%	4.88%	4.69%	4.28%	3.72%
As a percent of nonperforming loans and leases (a) (b)	139%	127%	125%	135%	128%
As a percent of nonperforming assets (a) (b)	122%	116%	114%	123%	116%

(a)	Excludes non accrual loans and leases in loans held for sale

(b)	During 1Q09 the Bancorp modified its nonaccrual policy to exclude TDR loans less than 90 days past due because they were performing in accordance with restructured terms.

Provision for loan and lease losses totaled $590 million in the first quarter of 2010, down $186 million from the fourth quarter and exceeding net charge-offs by $8 million. The allowance for loan and lease losses represented 4.91 percent of total loans and leases outstanding as of quarter end, compared with 4.88 percent last quarter, and represented 139 percent of nonperforming loans and leases and 161 percent of first quarter annualized net charge-offs.

	As of
	March 2010	December 2009	September 2009	June 2009	March 2009
Nonperforming Assets and Delinquent Loans ($ in millions)
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$746	$734	$752	$603	$667
Commercial mortgage loans	853	898	912	760	692
Commercial construction loans	479	646	697	684	551
Commercial leases	55	67	51	51	27
Residential mortgage loans	266	275	267	262	265
Home equity	23	21	24	26	25
Automobile loans	1	1	1	1	2
Other consumer loans and leases	—	—	—	—	—

Total nonaccrual loans and leases	$2,423	$2,642	$2,704	$2,387	$2,229
Restructured loans and leases - commercial (non accrual)	39	47	18	12	—
Restructured loans and leases - consumer (non accrual)	271	258	225	188	167

Total nonperforming loans and leases	$2,733	$2,947	$2,947	$2,587	$2,396
Repossessed personal property	21	22	22	21	25
Other real estate owned (a)	375	275	251	232	227

Total nonperforming assets (b)	$3,129	$3,244	$3,220	$2,840	$2,648
Nonaccrual loans held for sale	239	220	286	352	403
Restructured loans - commercial (non accrual) held for sale	4	4	2	—	—

Total nonperforming assets including loans held for sale	$3,372	$3,468	$3,508	$3,192	$3,051

Restructured Consumer loans and leases (accrual)	$1,480	$1,392	$1,280	$1,074	$615
Restructured Commercial loans and leases (accrual)	$76	$68	—	—	—
Total loans and leases 90 days past due	$436	$567	$992	$762	$733
Nonperforming loans and leases as a percent of portfolio loans, leases and other assets, including other real estate owned (b)	3.51%	3.82%	3.75%	3.17%	2.89%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including other real estate owned (b)	4.02%	4.22%	4.09%	3.48%	3.20%

(a)	Excludes government insured advances.

(b)	Does not include non accrual loans held-for-sale.

Nonperforming assets (NPAs) at quarter end were $3.1 billion or 4.02 percent of total loans, leases and OREO, and decreased $115 million, or 4 percent, from the previous quarter. Including $243 million of nonaccrual loans classified as held-for-sale, total NPAs were $3.4 billion and were down $96 million, or 3 percent compared with the fourth quarter. In aggregate, Florida and Michigan represented approximately 45 percent of NPAs in the loan portfolio. Total NPAs are currently carried at approximately 59 percent of their original face value through the process of taking charge-offs, purchase accounting marks, and specific reserves recorded through the first quarter.

Commercial NPAs at quarter-end were $2.4 billion, or 5.39 percent of commercial loans, leases and OREO, and declined $126 million, or 5 percent, from the fourth quarter of 2009. Commercial construction portfolio NPAs were $569 million, a decline of $138 million from the fourth quarter of 2009. Commercial mortgage NPAs were $1 billion, a sequential increase of $17 million. Commercial real estate loans in Michigan and Florida represented 47 percent of commercial real estate NPAs and 38 percent of our total commercial real estate portfolio. C&I portfolio NPAs of $788 million increased $7 million from the previous quarter. Within the commercial loan portfolio, residential real estate builder and developer portfolio NPAs were down $28 million from the fourth quarter to $520 million, of which $232 million were commercial construction assets, $265 million were commercial mortgage assets and $23 million were C&I assets. Commercial NPAs included $39 million of nonaccrual troubled debt restructurings (TDRs), compared with $47 million last quarter.

At quarter-end, $243 million of commercial nonaccrual loans were held-for-sale, compared with $224 million at the end of the fourth quarter, and included $80 million from loans transferred to held-for-sale during the first quarter. During the quarter, we also transferred $28 million of loans from loans held-for-sale to OREO. Loans held-for-sale are carried at the lower of cost or market, and this portfolio is currently recorded at 32 percent of original balances. We recorded negative valuation adjustments of $9 million on held-for-sale loans and we recorded net gains of $25 million on loans that were sold or settled, including loans moved to held-for-sale and sold during the quarter.

Consumer NPAs of $715 million, or 2.16 percent of consumer loans, leases and OREO, increased $10 million, or 1 percent, from the fourth quarter of 2009. Of consumer NPAs, $590 million were in residential real estate portfolios. Residential mortgage NPAs were $521 million, down $2 million from the previous quarter. Home equity NPAs decreased $1 million from last quarter to $70 million. Residential real estate loans in Michigan and Florida represented 59 percent of total residential real estate NPAs and 34 percent of total residential real estate loans. Consumer nonaccrual TDRs were $271 million in the first quarter of 2010, compared with $258 million in the fourth quarter of 2009.

First quarter OREO balances included in NPAs were $375 million compared with $275 million in the fourth quarter of 2009, and included $220 million in commercial real estate assets, $113 million in residential mortgage assets, and $20 million in home equity assets. Repossessed personal property of $21 million largely consisted of autos.

Loans still accruing over 90 days past due were $436 million, down $131 million from the fourth quarter of 2009. Commercial balances 90 days past due declined $78 million to $120 million in the first quarter of 2010. Consumer balances 90 days past due of $316 million declined by $53 million from the previous quarter. Loans 30-89 days past due of $917 million increased $22 million or 2 percent from the fourth quarter. Commercial balances 30-89 days past due were up $34 million sequentially and consumer balances 30-89 days past due were down $12 million from the fourth quarter.

Capital Position

	For the Three Months Ended
	March 2010	December 2009	September 2009	June 2009	March 2009
Capital Position
Average shareholders’ equity to average assets	11.92%	12.31%	12.24%	10.78%	10.18%
Tangible equity (a)	9.67%	9.71%	10.08%	9.72%	7.89%
Tangible common equity (excluding unrealized gains/losses) (a)	6.37%	6.45%	6.74%	6.55%	4.23%
Tangible common equity (including unrealized gains/losses) (a)	6.61%	6.64%	6.98%	6.67%	4.35%
Tangible common equity as a percent of risk-weighted assets (excluding unrealized gains/losses) (a) (b)	7.04%	7.06%	7.07%	6.96%	4.51%
Regulatory capital ratios: (c)
Tier I capital	13.40%	13.31%	13.19%	12.90%	10.93%
Total risk-based capital	17.55%	17.48%	17.43%	16.96%	15.13%
Tier I leverage	12.00%	12.43%	12.34%	12.17%	10.29%
Tier I common equity	6.97%	7.00%	7.01%	6.94%	4.50%
Book value per share	12.31	12.44	12.69	12.71	13.61
Tangible book value per share (a)	9.16	9.26	9.50	9.51	8.79

(a)	The tangible equity ratio, tangible common equity ratios and tangible book value per share ratio, while not required by accounting principles generally accepted in the United States of America (GAAP), are considered to be critical metrics with which to analyze banks. The ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. See the Regulation G Non-GAAP Reconciliation table for a reconciliation of these ratios to GAAP.

(b)	Under the banking agencies risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to broad risk categories. The aggregate dollar amount in each risk category is multiplied by the associated risk weight of the category. The resulting weighted values are added together resulting in the Bancorp’s total risk weighted assets.

(c)	Current period regulatory capital data ratios are estimated.

Capital ratios were relatively stable during the quarter and included the effect of the consolidation of certain of our off-balance sheet conduits at the beginning of the quarter. The corresponding cumulative effect of change in accounting principle reduced equity by $77 million. Compared with the prior quarter, the Tier 1 common equity ratio decreased 3 bps to 6.97 percent, the Tier 1 capital ratio increased 9 bps to 13.40 percent, and the total capital ratio increased 7 bps to 17.55 percent. The tangible common equity to tangible assets ratio decreased 8 bps to 6.37 percent. Book value per share at March 31, 2010 was $12.31 and tangible book value per share was $9.16, compared with December 31, 2009 book value per share of $12.44 and tangible book value per share of $9.26.

Conference Call

Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live by Thomson Financial and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Fifth Third” then “Investor Relations”). The webcast also is being distributed over Thomson Financial’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through Thomson Financial’s individual investor center at www.earnings.com or by visiting any of the investor sites in Thomson Financial’s Individual Investor Network. Institutional investors can access the call via Thomson Financial’s password-protected event management site, StreetEvents (www.streetevents.com).

Those unable to listen to the live webcast may access a webcast replay or podcast through the Fifth Third Investor Relations website at the same web address. Additionally, a telephone replay of the conference call will be available beginning approximately two hours after the conference call until Thursday, May 6th by dialing 800-642-1687 for domestic access and 706-645-9291 for international access (passcode 65786356#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. As of March 31, 2010, the Company has $113 billion in assets, operates 16 affiliates with 1,309 full-service Banking Centers, including 103 Bank Mart® locations open seven days a week inside select grocery stores and 2,364 ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania, Missouri, Georgia and North Carolina. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Investment Advisors. Fifth Third also has a 49% interest in Fifth Third Processing Solutions, LLC. Fifth Third is among the largest money managers in the Midwest and, as of March 31, 2010, had $190 billion in assets under care, of which it managed $25 billion for individuals, corporations and not-for-profit organizations. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® National Global Select Market under the symbol “FITB.”

Forward-Looking Statements

This news release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions and weakening in the economy, specifically the real estate market, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) maintaining capital requirements may limit Fifth Third’s operations and potential growth; (8) changes and trends in capital markets; (9) problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third (10) competitive pressures among depository institutions increase significantly; (11) effects of critical accounting policies and judgments; (12) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies; (13) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged; (14) ability to maintain favorable ratings from rating agencies; (15) fluctuation of Fifth Third’s stock price; (16) ability to attract and retain key personnel; (17) ability to receive dividends from its subsidiaries; (18) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (19) effects of accounting or financial results of one or more acquired entities; (20) difficulties in separating Fifth Third Processing Solutions from Fifth Third; (21) loss of income from any sale or potential sale of businesses that could have an adverse effect on Fifth Third’s earnings and future growth; (22) ability to secure confidential information through the use of computer systems and telecommunications networks; and (23) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

# # #

Quarterly Financial Review for March 31, 2010

Table of Contents

Financial Highlights	17-18
Consolidated Statements of Income	19
Consolidated Statements of Income (Taxable Equivalent)	20
Consolidated Balance Sheets	21-22
Consolidated Statements of Changes in Shareholders’ Equity	23
Average Balance Sheet and Yield Analysis	24-25
Summary of Loans and Leases	26
Regulatory Capital	27
Summary of Credit Loss Experience	28
Asset Quality	29
Regulation G Non-GAAP Reconciliation	30
Segment Presentation	31

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended			% Change
	March 2010	December 2009	March 2009	Seq	Yr/Yr
Income Statement Data
Net interest income (a)	$901	$882	$781	2%	15%
Noninterest income	627	651	697	(4%)	(10%)
Total revenue (a)	1,528	1,533	1,478	—	3%
Provision for loan and lease losses	590	776	773	(24%)	(24%)
Noninterest expense	956	967	962	(1%)	(1%)
Net income (loss)	(10)	(98)	50	(89%)	NM
Net income (loss) available to common shareholders	(72)	(160)	(26)	(55%)	175%

Common Share Data
Earnings per share, basic	($0.09)	($0.20)	($0.04)	(55%)	125%
Earnings per share, diluted	(0.09)	(0.20)	(0.04)	(55%)	125%
Cash dividends per common share	0.01	0.01	0.01	—	—
Book value per share	12.31	12.44	13.61	(1%)	(10%)
Market price per share	13.56	9.75	2.92	39%	364%
Common shares outstanding (in thousands)	794,816	795,068	576,936	—	38%
Average common shares outstanding (in thousands):
Basic	790,473	790,442	571,810	—	38%
Diluted	790,473	790,442	571,810	—	38%
Market capitalization	$10,778	$7,752	$1,685	39%	540%

Financial Ratios
Return on assets	(0.04%)	(0.35%)	0.17%	(89%)	NM
Return on average common equity	(3.0%)	(6.3%)	(1.4%)	(52%)	114%
Noninterest income as a percent of total revenue	41%	42%	47%	(2%)	(13%)
Average equity as a percent of average assets	11.92%	12.31%	10.18%	(3%)	17%
Tangible equity (b) (d)	9.67%	9.71%	7.89%	—	23%
Tangible common equity (c) (d)	6.37%	6.45%	4.23%	(1%)	51%
Net interest margin (a)	3.63%	3.55%	3.06%	2%	19%
Efficiency (a)	62.6%	63.1%	65.1%	(1%)	(4%)
Effective tax rate	53.0%	54.4%	(119.0%)	(3%)	NM

Credit Quality
Net losses charged off	$582	$708	$490	(18%)	19%
Net losses charged off as a percent of average loans and leases	3.01%	3.62%	2.38%	(17%)	26%
Allowance for loan and lease losses as a percent of loans and leases	4.91%	4.88%	3.72%	1%	32%
Allowance for credit losses as a percent of loans and leases	5.25%	5.27%	4.00%	—	31%
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned (e)	4.02%	4.22%	3.20%	(5%)	26%

Average Balances
Loans and leases, including held for sale	$80,136	$79,920	$85,829	—	(7%)
Total securities and other short-term investments	20,559	18,869	17,835	9%	15%
Total assets	113,433	111,505	118,681	2%	(4%)
Transaction deposits (f)	64,203	58,796	52,347	9%	23%
Core deposits (g)	76,262	71,845	66,848	6%	14%
Wholesale funding (h)	20,215	22,107	34,902	(9%)	(42%)
Shareholders’ equity	13,518	13,724	12,084	(2%)	12%

Regulatory Capital Ratios (i)
Tier I capital	13.40%	13.31%	10.93%	1%	23%
Total risk-based capital	17.55%	17.48%	15.13%	—	16%
Tier I leverage	12.00%	12.43%	10.29%	(3%)	17%
Tier I common equity	6.97%	7.00%	4.50%	—	55%

Operations
Banking centers	1,309	1,309	1,311	—	—
ATMs	2,364	2,358	2,354	—	—
Full-time equivalent employees	20,038	20,998	20,618	(5%)	(3%)

(a)	Presented on a fully taxable equivalent basis

(b)	The tangible equity ratio is calculated as tangible equity (shareholders’ equity less goodwill, intangible assets and accumulated other comprehensive income) divided by tangible assets (total assets less goodwill, intangible assets and tax effected accumulated other comprehensive income.)

(c)	The tangible common equity ratio is calculated as tangible common equity (shareholders’ equity less preferred stock, goodwill intangible assets and accumulated other comprehensive income) divided by tangible assets (defined above.)

(d)	The tangible equity and tangible common equity ratios, while not required by GAAP, are considered to be critical metrics with which to analyze banks. The ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition.

(e)	Excludes nonaccrual loans held for sale

(f)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers (g) Includes transaction deposits plus other time deposits

(h)	Includes certificates $100,000 and over, other deposits, federal funds purchased, short-term borrowings and long-term debt

(i)	Current period regulatory capital ratios are estimates

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended
	March 2010	December 2009	September 2009	June 2009	March 2009
Income Statement Data
Net interest income (a)	$901	$882	$874	$836	$781
Noninterest income	627	651	851	2,583	697
Total revenue (a)	1,528	1,533	1,725	3,419	1,478
Provision for loan and lease losses	590	776	952	1,041	773
Noninterest expense	956	967	876	1,021	962
Net income (loss)	(10)	(98)	(97)	882	50
Net income (loss) available to common shareholders	(72)	(160)	(159)	856	(26)
Common Share Data
Earnings per share, basic	($0.09)	($0.20)	($0.20)	$1.35	($0.04)
Earnings per share, diluted	(0.09)	(0.20)	(0.20)	1.15	(0.04)
Cash dividends per common share	0.01	0.01	0.01	0.01	0.01
Book value per share	12.31	12.44	12.69	12.71	13.61
Market price per share	13.56	9.75	10.13	7.10	2.92
Common shares outstanding (in thousands)	794,816	795,068	795,316	795,313	576,936
Average common shares outstanding (in thousands):
Basic	790,473	790,442	790,334	629,789	571,810
Diluted	790,473	790,442	790,334	718,245	571,810
Market capitalization	$10,778	$7,752	$8,057	$5,647	$1,685
Financial Ratios
Return on assets	(0.04%)	(0.35%)	(0.34%)	3.05%	0.17%
Return on average common equity	(3.0%)	(6.3%)	(6.1%)	41.2%	(1.4%)
Noninterest income as a percent of total revenue	41%	42%	49%	76%	47%
Average equity as a percent of average assets	11.92%	12.31%	12.24%	10.78%	10.18%
Tangible equity (b) (d)	9.67%	9.71%	10.08%	9.72%	7.89%
Tangible common equity (c) (d)	6.37%	6.45%	6.74%	6.55%	4.23%
Net interest margin (a)	3.63%	3.55%	3.43%	3.26%	3.06%
Efficiency (a)	62.6%	63.1%	50.8%	29.9%	65.1%
Effective tax rate	53.0%	54.4%	10.2%	34.7%	(119.0%)
Credit Quality
Net losses charged off	$582	$708	$756	$626	$490
Net losses charged off as a percent of average loans and leases	3.01%	3.62%	3.75%	3.08%	2.38%
Allowance for loan and lease losses as a percent of loans and leases	4.91%	4.88%	4.69%	4.28%	3.72%
Allowance for credit losses as a percent of loans and leases	5.25%	5.27%	5.06%	4.57%	4.00%
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned (e)	4.02%	4.22%	4.09%	3.48%	3.20%
Average Balances
Loans and leases, including held for sale	$80,136	$79,920	$82,888	$84,996	$85,829
Total securities and other short-term investments	20,559	18,869	18,065	17,762	17,835
Total assets	113,433	111,505	113,453	115,878	118,681
Transaction deposits (f)	64,203	58,796	55,607	54,115	52,347
Core deposits (g)	76,262	71,845	69,871	68,727	66,848
Wholesale funding (h)	20,215	22,107	25,947	31,369	34,902
Shareholders’ equity	13,518	13,724	13,885	12,490	12,084
Regulatory Capital Ratios (i)
Tier I capital	13.40%	13.31%	13.19%	12.90%	10.93%
Total risk-based capital	17.55%	17.48%	17.43%	16.96%	15.13%
Tier I leverage	12.00%	12.43%	12.34%	12.17%	10.29%
Tier I common equity	6.97%	7.00%	7.01%	6.94%	4.50%
Operations
Banking centers	1,309	1,309	1,306	1,306	1,311
ATMs	2,364	2,358	2,372	2,355	2,354
Full-time equivalent employees	20,038	20,998	20,559	20,702	20,618

(a)	Presented on a fully taxable equivalent basis

(b)	The tangible equity ratio is calculated as tangible equity (shareholders’ equity less goodwill, intangible assets and accumulated other comprehensive income) divided by tangible assets (total assets less goodwill, intangible assets and tax effected accumulated other comprehensive income.)

(c)	The tangible common equity ratio is calculated as tangible common equity (shareholders’ equity less preferred stock, goodwill intangible assets and accumulated other comprehensive income) divided by tangible assets (defined above.)

(d)	The tangible equity and tangible common equity ratios, while not required by GAAP, are considered to be critical metrics with which to analyze banks. The ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition.

(e)	Excludes nonaccrual loans held for sale

(f)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers

(g)	Includes transaction deposits plus other time deposits

(h)	Includes certificates $100,000 and over, other deposits, federal funds purchased, short-term borrowings and long-term debt

(i)	Current period regulatory capital ratios are estimates

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income

$ in millions

(unaudited)

	For the Three Months Ended			% Change
	March 2010	December 2009	March 2009	Seq	Yr/Yr
Interest Income
Interest and fees on loans and leases	$960	$957	$997	—	(4%)
Interest on securities	182	186	180	(2%)	1%
Interest on other short-term investments	1	—	1	NM	—

Total interest income	1,143	1,143	1,178	—	(3%)
Interest Expense
Interest on deposits	171	194	274	(12%)	(38%)
Interest on short-term borrowings	1	2	24	(44%)	(96%)
Interest on long-term debt	74	69	104	8%	(29%)

Total interest expense	246	265	402	(7%)	(39%)

Net Interest Income	897	878	776	2%	16%
Provision for loan and lease losses	590	776	773	(24%)	(24%)

Net interest income (loss) after provision for loan and lease losses	307	102	3	202%	NM
Noninterest Income
Service charges on deposits	142	159	146	(11%)	(3%)
Corporate banking revenue	81	89	113	(8%)	(28%)
Mortgage banking net revenue	152	132	134	15%	14%
Investment advisory revenue	91	86	79	5%	14%
Card and processing revenue	73	76	223	(4%)	(67%)
Other noninterest income	74	107	10	(30%)	633%
Securities gains (losses), net	14	2	(24)	600%	NM
Securities gains, net - non-qualifying hedges on mortgage servicing rights	—	—	16	NM	NM

Total noninterest income	627	651	697	(4%)	(10%)
Noninterest Expense
Salaries, wages and incentives	329	331	327	(1%)	1%
Employee benefits	86	69	83	24%	3%
Net occupancy expense	76	75	79	2%	(3%)
Technology and communications	45	47	45	(5%)	—
Equipment expense	30	31	31	(4%)	(5%)
Card and processing expense	25	27	67	(7%)	(63%)
Other noninterest expense	365	387	330	(6%)	11%

Total noninterest expense	956	967	962	(1%)	(1%)
Income (loss) before income taxes	(22)	(214)	(262)	(90%)	(92%)
Applicable income taxes	(12)	(116)	(312)	(90%)	(96%)

Net income (loss)	(10)	(98)	50	(89%)	NM
Dividends on preferred stock	62	62	76	—	(18%)

Net income (loss) available to common shareholders	($72)	($160)	($26)	(55%)	175%

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income (Taxable Equivalent)

$ in millions

(unaudited)

	For the Three Months Ended
	March 2010	December 2009	September 2009	June 2009	March 2009
Interest Income
Interest and fees on loans and leases	$960	$957	$986	$995	$997
Interest on securities	182	186	183	184	180
Interest on other short-term investments	1	—	—	—	1

Total interest income	1,143	1,143	1,169	1,179	1,178
Taxable equivalent adjustment	4	4	5	5	5

Total interest income (taxable equivalent)	1,147	1,147	1,174	1,184	1,183
Interest Expense
Interest on deposits	171	194	228	258	274
Interest on short-term borrowings	1	2	4	12	24
Interest on long-term debt	74	69	68	78	104

Total interest expense	246	265	300	348	402

Net interest income (taxable equivalent)	901	882	874	836	781
Provision for loan and lease losses	590	776	952	1,041	773

Net interest income (loss) (taxable equivalent) after provision for loan and lease losses	311	106	(78)	(205)	8
Noninterest Income
Service charges on deposits	142	159	164	162	146
Corporate banking revenue	81	89	77	93	113
Mortgage banking net revenue	152	132	140	147	134
Investment advisory revenue	91	86	82	79	79
Card and processing revenue	73	76	74	243	223
Gain on sale of processing business	—	—	(6)	1,764	—
Other noninterest income	74	107	312	49	10
Securities gains (losses), net	14	2	8	5	(24)
Securities gains, net - non-qualifying hedges on mortgage servicing rights	—	—	—	41	16

Total noninterest income	627	651	851	2,583	697
Noninterest Expense
Salaries, wages and incentives	329	331	335	346	327
Employee benefits	86	69	83	75	83
Net occupancy expense	76	75	75	79	79
Technology and communications	45	47	43	45	45
Equipment expense	30	31	30	31	31
Card and processing expense	25	27	25	75	67
Other noninterest expense	365	387	285	370	330

Total noninterest expense	956	967	876	1,021	962

Income (loss) before income taxes (taxable equivalent)	(18)	(210)	(103)	1,357	(257)
Taxable equivalent adjustment	4	4	5	5	5

Income (loss) before income taxes	(22)	(214)	(108)	1,352	(262)
Applicable income taxes	(12)	(116)	(11)	470	(312)

Net income (loss)	(10)	(98)	(97)	882	50
Dividends on preferred stock	62	62	62	26	76

Net income (loss) available to common shareholders	($72)	($160)	($159)	$856	($26)

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of			% Change
	March 2010	December 2009	March 2009	Seq	Yr/Yr
Assets
Cash and due from banks	$2,133	$2,318	$2,491	(8%)	(14%)
Available-for-sale and other securities (a)	16,935	18,213	16,916	(7%)	—
Held-to-maturity securities (b)	355	355	358	—	(1%)
Trading securities	305	355	1,407	(14%)	(78%)
Other short-term investments	3,904	3,369	1,587	16%	146%
Loans held for sale	1,607	2,067	2,602	(22%)	(38%)
Portfolio loans and leases:
Commercial and industrial loans	26,131	25,683	28,617	2%	(9%)
Commercial mortgage loans	11,744	11,803	12,560	—	(6%)
Commercial construction loans	3,277	3,784	4,745	(13%)	(31%)
Commercial leases	3,388	3,535	3,521	(4%)	(4%)
Residential mortgage loans	7,918	8,035	8,875	(1%)	(11%)
Home equity	12,186	12,174	12,710	—	(4%)
Automobile loans	10,180	8,995	8,688	13%	17%
Credit card	1,863	1,990	1,816	(6%)	3%
Other consumer loans and leases	736	780	1,037	(6%)	(29%)

Portfolio loans and leases	77,423	76,779	82,569	1%	(6%)
Allowance for loan and lease losses	(3,802)	(3,749)	(3,070)	1%	24%

Portfolio loans and leases, net	73,621	73,030	79,499	1%	(7%)
Bank premises and equipment	2,384	2,400	2,490	(1%)	(4%)
Operating lease equipment	492	499	470	(2%)	5%
Goodwill	2,417	2,417	2,623	—	(8%)
Intangible assets	94	106	154	(12%)	(39%)
Servicing rights	725	700	481	4%	51%

Other assets	7,679	7,551	8,235	2%	(7%)

Total assets	$112,651	$113,380	$119,313	(1%)	(6%)
Liabilities
Deposits:
Demand	$19,482	$19,411	$16,370	—	19%
Interest checking	19,126	19,935	14,510	(4%)	32%
Savings	19,099	17,898	16,517	7%	16%
Money market	4,782	4,431	4,353	8%	10%
Foreign office	2,844	2,454	1,671	16%	70%
Other time	11,643	12,466	14,571	(7%)	(20%)
Certificates - $100,000 and over	6,596	7,700	11,784	(14%)	(44%)
Other	2	10	6	(84%)	(73%)

Total deposits	83,574	84,305	79,782	(1%)	5%
Federal funds purchased	271	182	363	49%	(25%)
Other short-term borrowings	1,359	1,415	11,076	(4%)	(88%)
Accrued taxes, interest and expenses	633	773	904	(18%)	(30%)
Other liabilities	2,459	2,701	2,908	(9%)	(15%)
Long-term debt	10,947	10,507	12,178	4%	(10%)

Total liabilities	99,243	99,883	107,211	(1%)	(7%)
Shareholders’ equity
Common stock	1,779	1,779	1,295	—	37%
Preferred stock	3,620	3,609	4,252	—	(15%)
Capital surplus	1,753	1,743	841	1%	108%
Retained earnings	6,169	6,326	5,792	(2%)	6%
Accumulated other comprehensive income (loss)	288	241	151	20%	91%
Treasury stock	(201)	(201)	(229)	—	(12%)

Total shareholders’ equity (c)	13,408	13,497	12,102	(1%)	11%

Total liabilities and shareholders’ equity	$112,651	$113,380	$119,313	(1%)	(6%)

(a) Amortized cost	$16,523	$17,879	$16,642	(8%)	(1%)
(b) Market values	355	355	358	—	(1%)
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	794,816	795,068	576,936	—	38%
Treasury	6,688	6,436	6,491	4%	3%

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of
	March 2010	December 2009	September 2009	June 2009	March 2009
Assets
Cash and due from banks	$2,133	$2,318	$2,130	$2,899	$2,491
Available-for-sale and other securities (a)	16,935	18,213	15,682	16,061	16,916
Held-to-maturity securities (b)	355	355	356	357	358
Trading securities	305	355	1,079	1,354	1,407
Other short-term investments	3,904	3,369	1,126	513	1,587
Loans held for sale	1,607	2,067	2,063	3,341	2,602
Portfolio loans and leases:
Commercial and industrial loans	26,131	25,683	26,175	28,409	28,617
Commercial mortgage loans	11,744	11,803	12,105	12,407	12,560
Commercial construction loans	3,277	3,784	4,147	4,491	4,745
Commercial leases	3,388	3,535	3,584	3,532	3,521
Residential mortgage loans	7,918	8,035	8,229	8,489	8,875
Home equity	12,186	12,174	12,377	12,511	12,710
Automobile loans	10,180	8,995	8,972	8,741	8,688
Credit card	1,863	1,990	1,973	1,914	1,816
Other consumer loans and leases	736	780	857	935	1,037

Portfolio loans and leases	77,423	76,779	78,419	81,429	82,569
Allowance for loan and lease losses	(3,802)	(3,749)	(3,681)	(3,485)	(3,070)

Portfolio loans and leases, net	73,621	73,030	74,738	77,944	79,499
Bank premises and equipment	2,384	2,400	2,426	2,440	2,490
Operating lease equipment	492	499	486	474	470
Goodwill	2,417	2,417	2,417	2,417	2,623
Intangible assets	94	106	119	133	154
Servicing rights	725	700	626	595	481
Other assets	7,679	7,551	7,492	7,456	8,235

Total assets	$112,651	$113,380	$110,740	$115,984	$119,313

Liabilities
Deposits:
Demand	$19,482	$19,411	$17,666	$17,202	$16,370
Interest checking	19,126	19,935	15,168	14,630	14,510
Savings	19,099	17,898	17,098	16,819	16,517
Money market	4,782	4,431	4,378	4,193	4,353
Foreign office	2,844	2,454	2,356	2,244	1,671
Other time	11,643	12,466	13,725	14,540	14,571
Certificates - $100,000 and over	6,596	7,700	8,962	10,688	11,784
Other	2	10	5	504	6

Total deposits	83,574	84,305	79,358	80,820	79,782
Federal funds purchased	271	182	433	435	363
Other short-term borrowings	1,359	1,415	3,674	6,802	11,076
Accrued taxes, interest and expenses	633	773	878	959	904
Other liabilities	2,459	2,701	2,547	3,166	2,908
Long-term debt	10,947	10,507	10,162	10,102	12,178

Total liabilities	99,243	99,883	97,052	102,284	107,211
Shareholders’ equity
Common stock	1,779	1,779	1,779	1,779	1,295
Preferred stock	3,620	3,609	3,599	3,588	4,252
Capital surplus	1,753	1,743	1,729	1,722	841
Retained earnings	6,169	6,326	6,496	6,663	5,792
Accumulated other comprehensive income (loss)	288	241	285	152	151
Treasury stock	(201)	(201)	(200)	(204)	(229)

Total shareholders’ equity (c)	13,408	13,497	13,688	13,700	12,102

Total liabilities and shareholders’ equity	$112,651	$113,380	$110,740	$115,984	$119,313

(a) Amortized cost	$16,523	$17,879	$15,260	$15,820	$16,642
(b) Market values	355	355	356	357	358
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	794,816	795,068	795,316	795,313	576,936
Treasury	6,688	6,436	6,188	6,191	6,491

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Changes in Shareholders’ Equity

$ in millions

(unaudited)

	For the Three Months Ended
	March 2010	March 2009
Total shareholders’ equity, beginning	$13,497	$12,077
Net income (loss)	(10)	50
Other comprehensive income, net of tax:
Change in unrealized gains and (losses):
Available-for-sale securities	51	63
Qualifying cash flow hedges	(6)	(12)
Change in accumulated other comprehensive income related to employee benefit plans	2	2

Comprehensive income	37	103
Cash dividends declared:
Common stock	(8)	(5)
Preferred stock	(51)	(66)
Stock-based compensation expense	10	11
Impact of cumulative effect of change in accounting principle	(77)	—
Change in corporate tax benefit related to stock-based compensation	—	(18)

Total shareholders’ equity, ending	$13,408	$12,102

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended			% Change
	March 2010	December 2009	March 2009	Seq	Yr/Yr
Assets
Interest-earning assets:
Commercial and industrial loans	$26,299	$25,838	$28,968	2%	(9%)
Commercial mortgage loans	11,836	12,126	12,809	(2%)	(8%)
Commercial construction loans	3,781	4,134	5,115	(9%)	(26%)
Commercial leases	3,468	3,574	3,564	(3%)	(3%)
Residential mortgage loans	9,478	10,142	10,921	(7%)	(13%)
Home equity	12,338	12,291	12,763	—	(3%)
Automobile loans	10,185	8,973	8,687	14%	17%
Credit card	1,940	1,982	1,825	(2%)	6%
Other consumer loans and leases	811	860	1,177	(6%)	(31%)
Taxable securities	17,240	17,521	16,283	(2%)	6%
Tax exempt securities	175	205	262	(15%)	(33%)
Other short-term investments	3,144	1,143	1,290	175%	144%

Total interest-earning assets	100,695	98,789	103,664	2%	(3%)
Cash and due from banks	2,247	2,276	2,438	(1%)	(8%)
Other assets	14,262	14,084	15,363	1%	(7%)
Allowance for loan and lease losses	(3,771)	(3,644)	(2,784)	4%	35%

Total assets	$113,433	$111,505	$118,681	2%	(4%)

Liabilities
Interest-bearing liabilities:
Interest checking	$19,533	$16,324	$14,229	20%	37%
Savings	18,469	17,540	16,272	5%	13%
Money market	4,622	4,279	4,559	8%	1%
Foreign office	2,757	2,516	1,755	10%	57%
Other time	12,059	13,049	14,501	(8%)	(17%)
Certificates - $100,000 and over	7,049	8,200	11,802	(14%)	(40%)
Other	8	51	247	(85%)	(97%)
Federal funds purchased	220	423	701	(48%)	(69%)
Other short-term borrowings	1,449	3,029	9,621	(52%)	(85%)
Long-term debt	11,489	10,404	12,531	10%	(8%)

Total interest-bearing liabilities	77,655	75,815	86,218	2%	(10%)
Demand deposits	18,822	18,137	15,532	4%	21%
Other liabilities	3,438	3,829	4,847	(10%)	(29%)

Total liabilities	99,915	97,781	106,597	2%	(6%)
Shareholders’ equity	13,518	13,724	12,084	(2%)	12%

Total liabilities and shareholders’ equity	$113,433	$111,505	$118,681	2%	(4%)

Yield Analysis
Interest-earning assets:
Commercial and industrial loans	4.61%	4.48%	4.00%
Commercial mortgage loans	4.20%	4.19%	4.56%
Commercial construction loans	2.92%	2.65%	3.35%
Commercial leases	4.54%	4.59%	3.12%
Residential mortgage loans	5.18%	5.19%	6.04%
Home equity	4.02%	4.06%	4.28%
Automobile loans	6.24%	6.18%	6.40%
Credit card	10.76%	9.66%	10.89%
Other consumer loans and leases	11.87%	11.59%	6.18%

Total loans and leases	4.87%	4.77%	4.73%
Taxable securities	4.23%	4.17%	4.39%
Tax exempt securities	7.08%	6.06%	7.44%
Other short-term investments	0.18%	0.10%	0.19%

Total interest-earning assets	4.62%	4.61%	4.63%
Interest-bearing liabilities:
Interest checking	0.28%	0.27%	0.27%
Savings	0.67%	0.70%	0.89%
Money market	0.46%	0.51%	0.72%
Foreign office	0.34%	0.36%	0.54%
Other time	2.75%	2.95%	3.62%
Certificates - $100,000 and over	2.16%	2.27%	3.04%
Other	0.02%	0.09%	0.23%
Federal funds purchased	0.13%	0.13%	0.30%
Other short-term borrowings	0.23%	0.20%	1.00%
Long-term debt	2.64%	2.65%	3.36%

Total interest-bearing liabilities	1.29%	1.39%	1.89%
Ratios:
Net interest margin (taxable equivalent)	3.63%	3.55%	3.06%
Net interest rate spread (taxable equivalent)	3.33%	3.22%	2.74%
Interest-bearing liabilities to interest-earning assets	77.12%	76.74%	83.17%

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended
	March 2010	December 2009	September 2009	June 2009	March 2009
Assets
Interest-earning assets:
Commercial and industrial loans	$26,299	$25,838	$27,416	$28,038	$28,968
Commercial mortgage loans	11,836	12,126	12,449	12,668	12,809
Commercial construction loans	3,781	4,134	4,475	4,842	5,115
Commercial leases	3,468	3,574	3,522	3,512	3,564
Residential mortgage loans	9,478	10,142	10,820	11,669	10,921
Home equity	12,338	12,291	12,452	12,636	12,763
Automobile loans	10,185	8,973	8,871	8,692	8,687
Credit card	1,940	1,982	1,955	1,863	1,825
Other consumer loans and leases	811	860	928	1,076	1,177
Taxable securities	17,240	17,521	16,850	16,778	16,283
Tax exempt securities	175	205	246	242	262
Other short-term investments	3,144	1,143	969	742	1,290

Total interest-earning assets	100,695	98,789	100,953	102,758	103,664
Cash and due from banks	2,247	2,276	2,257	2,350	2,438
Other assets	14,262	14,084	13,724	13,907	15,363
Allowance for loan and lease losses	(3,771)	(3,644)	(3,481)	(3,137)	(2,784)

Total assets	$113,433	$111,505	$113,453	$115,878	$118,681

Liabilities
Interest-bearing liabilities:
Interest checking	$19,533	$16,324	$14,869	$14,837	$14,229
Savings	18,469	17,540	16,967	16,705	16,272
Money market	4,622	4,279	4,280	4,167	4,559
Foreign office	2,757	2,516	2,432	1,717	1,755
Other time	12,059	13,049	14,264	14,612	14,501
Certificates - $100,000 and over	7,049	8,200	10,055	11,455	11,802
Other	8	51	95	240	247
Federal funds purchased	220	423	404	542	701
Other short-term borrowings	1,449	3,029	5,285	8,002	9,621
Long-term debt	11,489	10,404	10,108	11,130	12,531

Total interest-bearing liabilities	77,655	75,815	78,759	83,407	86,218
Demand deposits	18,822	18,137	17,059	16,689	15,532
Other liabilities	3,438	3,829	3,750	3,292	4,847

Total liabilities	99,915	97,781	99,568	103,388	106,597
Shareholders’ equity	13,518	13,724	13,885	12,490	12,084

Total liabilities and shareholders’ equity	$113,433	$111,505	$113,453	$115,878	$118,681

Yield Analysis
Interest-earning assets:
Commercial and industrial loans	4.61%	4.48%	4.36%	4.06%	4.00%
Commercial mortgage loans	4.20%	4.19%	4.22%	4.44%	4.56%
Commercial construction loans	2.92%	2.65%	2.74%	2.80%	3.35%
Commercial leases	4.54%	4.59%	4.59%	4.66%	3.12%
Residential mortgage loans	5.18%	5.19%	5.23%	5.65%	6.04%
Home equity	4.02%	4.06%	4.10%	4.14%	4.28%
Automobile loans	6.24%	6.18%	6.32%	6.36%	6.40%
Credit card	10.76%	9.66%	9.87%	10.06%	10.89%
Other consumer loans and leases	11.87%	11.59%	9.59%	7.52%	6.18%

Total loans and leases	4.87%	4.77%	4.73%	4.71%	4.73%
Taxable securities	4.23%	4.17%	4.24%	4.33%	4.39%
Tax exempt securities	7.08%	6.06%	7.05%	8.04%	7.44%
Other short-term investments	0.18%	0.10%	0.10%	0.15%	0.19%

Total interest-earning assets	4.62%	4.61%	4.61%	4.62%	4.63%
Interest-bearing liabilities:
Interest checking	0.28%	0.27%	0.24%	0.27%	0.27%
Savings	0.67%	0.70%	0.67%	0.77%	0.89%
Money market	0.46%	0.51%	0.55%	0.63%	0.72%
Foreign office	0.34%	0.36%	0.43%	0.54%	0.54%
Other time	2.75%	2.95%	3.24%	3.48%	3.62%
Certificates - $100,000 and over	2.16%	2.27%	2.56%	2.80%	3.04%
Other	0.02%	0.09%	0.19%	0.19%	0.23%
Federal funds purchased	0.13%	0.13%	0.15%	0.18%	0.30%
Other short-term borrowings	0.23%	0.20%	0.32%	0.61%	1.00%
Long-term debt	2.64%	2.65%	2.67%	2.79%	3.36%

Total interest-bearing liabilities	1.29%	1.39%	1.51%	1.67%	1.89%
Ratios:
Net interest margin (taxable equivalent)	3.63%	3.55%	3.43%	3.26%	3.06%
Net interest rate spread (taxable equivalent)	3.33%	3.22%	3.10%	2.95%	2.74%
Interest-bearing liabilities to interest-earning assets	77.12%	76.74%	78.02%	81.17%	83.17%

Fifth Third Bancorp and Subsidiaries

Summary of Loans and Leases

$ in millions

(unaudited)

	For the Three Months Ended
	March 2010	December 2009	September 2009	June 2009	March 2009
Average Loans and Leases
Commercial:
Commercial and industrial loans	$26,294	$25,816	$27,400	$28,027	$28,949
Commercial mortgage loans	11,708	11,981	12,269	12,463	12,508
Commercial construction loans	3,700	4,024	4,337	4,672	4,987
Commercial leases	3,467	3,574	3,522	3,512	3,564

Subtotal - commercial	45,169	45,395	47,528	48,674	50,008
Consumer:
Residential mortgage loans	7,976	8,129	8,355	8,713	9,195
Home equity	12,338	12,291	12,452	12,636	12,763
Automobile loans	10,185	8,973	8,871	8,692	8,687
Credit card	1,940	1,982	1,955	1,863	1,825
Other consumer loans and leases	773	831	899	995	1,083

Subtotal - consumer	33,212	32,206	32,532	32,899	33,553

Total average loans and leases (excluding held for sale)	$78,381	$77,601	$80,060	$81,573	$83,561

Average loans held for sale	1,756	2,319	2,828	3,422	2,268
End of Period Loans and Leases
Commercial:
Commercial and industrial loans	$26,131	$25,683	$26,175	$28,409	$28,617
Commercial mortgage loans	11,744	11,803	12,105	12,407	12,560
Commercial construction loans	3,277	3,784	4,147	4,491	4,745
Commercial leases	3,388	3,535	3,584	3,532	3,521

Subtotal - commercial	44,540	44,805	46,011	48,839	49,443
Consumer:
Residential mortgage loans	7,918	8,035	8,229	8,489	8,875
Home equity	12,186	12,174	12,377	12,511	12,710
Automobile loans	10,180	8,995	8,972	8,741	8,688
Credit card	1,863	1,990	1,973	1,914	1,816
Other consumer loans and leases	736	780	857	935	1,037

Subtotal - consumer	32,883	31,974	32,408	32,590	33,126

Total portfolio loans and leases	$77,423	$76,779	$78,419	$81,429	$82,569

Core business activity	1,364	1,851	1,775	2,989	2,199
Portfolio management activity	243	216	288	352	403

Total loans held for sale	1,607	2,067	2,063	3,341	2,602
Operating lease equipment	492	499	486	474	470
Loans and Leases Serviced for Others (a):
Commercial and industrial loans	503	1,193	1,367	1,706	2,091
Commercial mortgage loans	291	264	256	264	297
Commercial construction loans	134	196	196	216	258
Commercial leases	146	150	149	152	154
Residential mortgage loans	50,293	48,638	46,837	43,527	41,524
Home equity	—	263	266	267	272
Automobile loans	—	1,230	1,394	1,569	1,754
Credit card	—	15	15	15	16
Other consumer loans and leases	—	7	7	7	7

Total loans and leases serviced for others	51,367	51,956	50,487	47,723	46,373

Total loans and leases serviced	$130,889	$131,301	$131,455	$132,967	$132,014

(a)	Fifth Third sells certain loans and leases and obtains servicing responsibilities

Fifth Third Bancorp and Subsidiaries

Regulatory Capital (a)

$ in millions

(unaudited)

	As of
	March 2010	December 2009	September 2009	June 2009	March 2009
Tier I capital:
Shareholders’ equity	$13,408	$13,497	$13,688	$13,700	$12,102
Goodwill and certain other intangibles	(2,556)	(2,565)	(2,559)	(2,564)	(2,785)
Unrealized (gains) losses	(288)	(240)	(285)	(152)	(151)
Qualifying trust preferred securities	2,763	2,763	2,763	2,763	2,763
Other	(30)	(27)	(33)	(5)	(5)

Total tier I capital	$13,297	$13,428	$13,574	$13,742	$11,924

Total risk-based capital:
Tier I capital	$13,297	$13,428	$13,574	$13,742	$11,924
Qualifying allowance for credit losses	1,276	1,284	1,308	1,350	1,375
Qualifying subordinated notes	2,843	2,923	3,044	2,980	3,203

Total risk-based capital	$17,416	$17,635	$17,926	$18,072	$16,502

Risk-weighted assets (b)	$99,220	$100,862	$102,875	$106,538	$109,087
Ratios:
Average shareholders’ equity to average assets	11.92%	12.31%	12.24%	10.78%	10.18%
Regulatory capital:
Fifth Third Bancorp
Tier I capital	13.40%	13.31%	13.19%	12.90%	10.93%
Total risk-based capital	17.55%	17.48%	17.43%	16.96%	15.13%
Tier I leverage	12.00%	12.43%	12.34%	12.17%	10.29%
Tier I common equity	6.97%	7.00%	7.01%	6.94%	4.50%
Fifth Third Bank (c)
Tier I capital	13.89%	13.50%	13.41%	11.53%	8.83%
Total risk-based capital	15.88%	15.56%	15.47%	14.38%	11.67%
Tier I leverage	12.52%	12.69%	12.76%	9.89%	7.46%
Tier I common equity	13.89%	13.50%	13.41%	11.69%	8.83%
Fifth Third Bank (Michigan) (c)
Tier I capital	—	—	—	10.13%	10.62%
Total risk-based capital	—	—	—	12.07%	12.53%
Tier I leverage	—	—	—	9.45%	10.06%
Tier I common equity	—	—	—	9.18%	9.61%
Fifth Third Bank N.A. (c)
Tier I capital	—	—	—	12.83%	13.10%
Total risk-based capital	—	—	—	14.12%	14.37%
Tier I leverage	—	—	—	10.63%	11.52%
Tier I common equity	—	—	—	12.83%	13.10%

(a)	Current period regulatory capital data and ratios are estimated

(b)	Under the banking agencies risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to broad risk categories. The aggregate dollar amount in each risk category is multiplied be the associated risk weight of the category. The resulting weighted values are added together resulting in the Bancorp’s total risk weighted assets.

(c)	As of September 30, 2009, the Fifth Third Bank (Michigan) and Fifth Third Bank N.A. charters were merged into the Fifth Third Bank charter.

Fifth Third Bancorp and Subsidiaries

Summary of Credit Loss Experience

$ in millions

(unaudited)

	For the Three Months Ended
	March 2010	December 2009	September 2009	June 2009	March 2009
Average loans and leases (excluding held for sale):
Commercial and industrial loans	$26,294	$25,816	$27,400	$28,027	$28,949
Commercial mortgage loans	11,708	11,981	12,269	12,463	12,508
Commercial construction loans	3,700	4,024	4,337	4,672	4,987
Commercial leases	3,467	3,574	3,522	3,512	3,564
Residential mortgage loans	7,976	8,129	8,355	8,713	9,195
Home equity	12,338	12,291	12,452	12,636	12,763
Automobile loans	10,185	8,973	8,871	8,692	8,687
Credit card	1,940	1,982	1,955	1,863	1,825
Other consumer loans and leases	773	831	899	995	1,083

Total average loans and leases (excluding held for sale)	$78,381	$77,601	$80,060	$81,573	$83,561

Losses charged off:
Commercial and industrial loans	($175)	($197)	($271)	($185)	($116)
Commercial mortgage loans	(102)	(144)	(124)	(89)	(79)
Commercial construction loans	(80)	(134)	(130)	(79)	(78)
Commercial leases	(4)	(11)	—	(1)	—
Residential mortgage loans	(88)	(78)	(92)	(113)	(75)
Home equity	(75)	(85)	(82)	(90)	(73)
Automobile loans	(44)	(41)	(44)	(48)	(56)
Credit card	(46)	(46)	(47)	(47)	(38)
Other consumer loans and leases	(8)	(7)	(6)	(6)	(6)

Total losses	(622)	(743)	(796)	(658)	(521)
Recoveries of losses previously charged off:
Commercial and industrial loans	14	14	15	8	13
Commercial mortgage loans	3	2	6	4	2
Commercial construction loans	2	(1)	4	—	2
Commercial leases	—	3	—	—	—
Residential mortgage loans	—	—	—	1	—
Home equity	2	3	2	2	1
Automobile loans	13	9	10	12	10
Credit card	2	2	2	2	2
Other consumer loans and leases	4	3	1	3	1

Total recoveries	40	35	40	32	31
Net losses charged off:
Commercial and industrial loans	(161)	(183)	(256)	(177)	(103)
Commercial mortgage loans	(99)	(142)	(118)	(85)	(77)
Commercial construction loans	(78)	(135)	(126)	(79)	(76)
Commercial leases	(4)	(8)	—	(1)	—
Residential mortgage loans	(88)	(78)	(92)	(112)	(75)
Home equity	(73)	(82)	(80)	(88)	(72)
Automobile loans	(31)	(32)	(34)	(36)	(46)
Credit card	(44)	(44)	(45)	(45)	(36)
Other consumer loans and leases	(4)	(4)	(5)	(3)	(5)

Total net losses charged off	($582)	($708)	($756)	($626)	($490)

Net charge-off Ratios:
Commercial and industrial loans	2.49%	2.81%	3.70%	2.53%	1.45%
Commercial mortgage loans	3.42%	4.69%	3.82%	2.73%	2.50%
Commercial construction loans	8.57%	13.28%	11.56%	6.76%	6.21%
Commercial leases	0.44%	0.88%	(0.04%)	0.02%	—
Residential mortgage loans	4.46%	3.82%	4.38%	5.17%	3.30%
Home equity	2.38%	2.65%	2.54%	2.81%	2.28%
Automobile loans	1.27%	1.38%	1.52%	1.65%	2.17%
Credit card	9.23%	8.81%	9.08%	9.64%	7.92%
Other consumer loans and leases	2.07%	2.49%	2.62%	1.95%	1.63%

Total net charge-off ratio	3.01%	3.62%	3.75%	3.08%	2.38%

Fifth Third Bancorp and Subsidiaries

Asset Quality

$ in millions

(unaudited)

	For the Three Months Ended
	March 2010	December 2009	September 2009	June 2009	March 2009
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$3,749	$3,681	$3,485	$3,070	$2,787
Impact of cumulative effect of change in accounting principle	45	—	—	—	—
Total net losses charged off	(582)	(708)	(756)	(626)	(490)
Provision for loan and lease losses	590	776	952	1,041	773

Allowance for loan and lease losses, ending	$3,802	$3,749	$3,681	$3,485	$3,070
Reserve for unfunded commitments, beginning	$294	$284	$239	$231	$195
Impact of cumulative effect of change in accounting principle	(43)	—	—	—	—
Provision for unfunded commitments	9	10	45	8	36

Reserve for unfunded commitments, ending	$260	$294	$284	$239	$231

Components of allowance for credit losses:
Allowance for loan and lease losses	$3,802	$3,749	$3,681	$3,485	$3,070
Reserve for unfunded commitments	260	294	284	239	231

Total allowance for credit losses	$4,062	$4,043	$3,965	$3,724	$3,301

Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$746	$734	$752	$603	$667
Commercial mortgage loans	853	898	912	760	692
Commercial construction loans	479	646	697	684	551
Commercial leases	55	67	51	51	27
Residential mortgage loans	266	275	267	262	265
Home equity	23	21	24	26	25
Automobile loans	1	1	1	1	2
Other consumer loans and leases	—	—	—	—	—

Total nonaccrual portfolio loans and leases	2,423	2,642	2,704	2,387	2,229
Restructured loans and leases - commercial (non accrual)	39	47	18	12	—
Restructured loans and leases - consumer (non accrual)	271	258	225	188	167

Total nonperforming portfolio loans and leases	2,733	2,947	2,947	2,587	2,396
Repossessed personal property	21	22	22	21	25
Other real estate owned	375	275	251	232	227

Total nonperforming assets (a)	3,129	3,244	3,220	2,840	2,648
Nonaccrual loans held for sale	239	220	286	352	403
Restructured loans - commercial (non accrual) held for sale	4	4	2	—	—

Total nonperforming assets including loans held for sale	$3,372	$3,468	$3,508	$3,192	$3,051

Restructured Consumer loans and leases (accrual)	$1,480	$1,392	$1,280	$1,074	$615
Restructured Commercial loans and leases (accrual)	$76	$68	—	—	—
Ninety days past due loans and leases:
Commercial and industrial loans	$63	$118	$256	$142	$131
Commercial mortgage loans	44	59	184	131	124
Commercial construction loans	9	17	168	60	49
Commercial leases	4	4	4	5	6
Residential mortgage loans	157	189	198	242	231
Home equity	89	99	104	99	105
Automobile loans	13	17	17	18	18
Credit card	57	64	60	65	68
Other consumer loans and leases	—	—	1	—	1

Total ninety days past due loans and leases	$436	$567	$992	$762	$733

Ratios
Net losses charged off as a percent of average loans and leases	3.01%	3.62%	3.75%	3.08%	2.38%
Allowance for loan and lease losses:
As a percent of loans and leases	4.91%	4.88%	4.69%	4.28%	3.72%
As a percent of nonperforming loans and leases (a)	139%	127%	125%	135%	128%
As a percent of nonperforming assets (a)	122%	116%	114%	123%	116%
Nonperforming loans and leases as a percent of portfolio loans, leases and other assets, including other real estate owned (a)	3.51%	3.82%	3.75%	3.17%	2.89%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including other real estate owned (a)	4.02%	4.22%	4.09%	3.48%	3.20%
Nonperforming assets as a percent of total loans, leases and other assets, including other real estate owned	4.24%	4.38%	4.34%	3.75%	3.57%

(a)	Does not include nonaccrual loans held for sale

Fifth Third Bancorp and Subsidiaries

Regulation G Non-GAAP Reconcilation

$ and shares in millions

(unaudited)

	For the Three Months Ended
	March 2010	December 2009	September 2009	June 2009	March 2009
Total shareholders’ equity	13,408	13,497	13,688	13,700	12,102
Less:
Preferred stock	(3,620)	(3,609)	(3,599)	(3,588)	(4,252)
Goodwill	(2,417)	(2,417)	(2,417)	(2,417)	(2,623)
Intangible assets	(94)	(106)	(119)	(133)	(154)

Tangible common equity, including unrealized gains / losses (a)	7,277	7,365	7,553	7,562	5,073
Less: Accumulated other comprehensive income / loss	(288)	(241)	(285)	(152)	(151)

Tangible common equity, excluding unrealized gains / losses (b)	6,989	7,124	7,268	7,410	4,922
Add back: Preferred stock	3,620	3,609	3,599	3,588	4,252

Tangible equity (c)	10,609	10,733	10,867	10,998	9,174

Total assets (d)	112,651	113,380	110,740	115,984	119,313
Less:
Goodwill	(2,417)	(2,417)	(2,417)	(2,417)	(2,623)
Intangible assets	(94)	(106)	(119)	(133)	(154)

Tangible assets, including unrealized gains / losses (e)	110,140	110,857	108,204	113,434	116,536
Less: Accumulated other comprehensive income / loss, before tax	(443)	(370)	(438)	(234)	(233)

Tangible assets, excluding unrealized gains / losses (f)	109,697	110,487	107,766	113,200	116,303

Common shares outstanding (g)	795	795	795	795	577

Risk-weighted assets, determined in accordance with prescribed regulatory requirements (h)	99,220	100,862	102,875	106,538	109,087

Ratios
Tangible equity (c) / (f)	9.67%	9.71%	10.08%	9.72%	7.89%
Tangible common equity (excluding unrealized gains/losses) (b) / (f)	6.37%	6.45%	6.74%	6.55%	4.23%
Tangible common equity (including unrealized gains/losses) (a) / (e)	6.61%	6.64%	6.98%	6.67%	4.35%
Tangible common equity as a percent of risk-weighted assets
(excluding unrealized gains/losses) (b) / (h)	7.04%	7.06%	7.07%	6.96%	4.51%
Tangible book value per share (a) / (g)	9.16	9.26	9.50	9.51	8.79

Fifth Third Bancorp and Subsidiaries

Segment Presentation

$ in millions

(unaudited)

For the three months ended March 31, 2010 ($ in millions)	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income (a)	377	382	109	38	(5)	901
Provision for loan and lease losses	(278)	(153)	(137)	(13)	(9)	(590)

Net interest income after provision for loan and lease losses	99	229	(28)	25	(14)	311
Total noninterest income	161	213	155	91	7	627
Total noninterest expense	(237)	(374)	(118)	(96)	(131)	(956)

Net income (loss) before taxes	23	68	9	20	(138)	(18)
Applicable income taxes (a)	28	(24)	(3)	(7)	14	8

Net income (loss)	51	44	6	13	(124)	(10)
Dividends on preferred stock	—	—	—	—	62	62

Net income (loss) available to common shareholders	51	44	6	13	(186)	(72)

For the three months ended December 31, 2009 ($ in millions)	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income (a)	357	388	109	40	(12)	882
Provision for loan and lease losses	(405)	(159)	(128)	(14)	(70)	(776)

Net interest income after provision for loan and lease losses	(48)	229	(19)	26	(82)	106
Total noninterest income	144	236	132	89	50	651
Total noninterest expense	(243)	(349)	(130)	(94)	(151)	(967)

Net income (loss) before taxes	(147)	116	(17)	21	(183)	(210)
Applicable income taxes (a)	84	(41)	6	(7)	70	112

Net income (loss)	(63)	75	(11)	14	(113)	(98)
Dividends on preferred stock	—	—	—	—	62	62

Net income (loss) available to common shareholders	(63)	75	(11)	14	(175)	(160)

For the three months ended September 30, 2009 ($ in millions)	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income (a)	351	396	114	41	(28)	874
Provision for loan and lease losses	(447)	(149)	(142)	(16)	(198)	(952)

Net interest income after provision for loan and lease losses	(96)	247	(28)	25	(226)	(78)
Total noninterest income	115	227	147	84	278	851
Total noninterest expense	(245)	(336)	(115)	(91)	(89)	(876)

Net income (loss) before taxes	(226)	138	4	18	(37)	(103)
Applicable income taxes (a)	102	(49)	(1)	(6)	(40)	6

Net income (loss)	(124)	89	3	12	(77)	(97)
Dividends on preferred stock	—	—	—	—	62	62

Net income (loss) available to common shareholders	(124)	89	3	12	(139)	(159)

For the three months ended June 30, 2009	Commercial Banking (b)	Branch Banking (b)	Consumer Lending (b)	Investment Advisors	Other/ Eliminations (b)	Total
Net interest income (a)	339	395	136	39	(73)	836
Provision for loan and lease losses	(289)	(149)	(170)	(18)	(415)	(1,041)

Net interest income after provision for loan and lease losses	50	246	(34)	21	(488)	(205)
Total noninterest income	165	227	190	82	1,919	2,583
Total noninterest expense	(263)	(347)	(151)	(88)	(172)	(1,021)

Net income (loss) before taxes	(48)	126	5	15	1,259	1,357
Applicable income taxes (a)	46	(44)	(2)	(5)	(470)	(475)

Net income (loss)	(2)	82	3	10	789	882
Dividends on preferred stock	—	—	—	—	26	26

Net income (loss) available to common shareholders	(2)	82	3	10	763	856

For the three months ended March 31, 2009	Commercial Banking (b)	Branch Banking (b)	Consumer Lending (b)	Investment Advisors	Other/ Eliminations (b)	Total
Net interest income (a)	335	380	136	37	(107)	781
Provision for loan and lease losses	(218)	(128)	(135)	(10)	(282)	(773)

Net interest income after provision for loan and lease losses	117	252	1	27	(389)	8
Total noninterest income	184	202	158	84	69	697
Total noninterest expense	(239)	(338)	(114)	(83)	(188)	(962)

Net income (loss) before taxes	62	116	45	28	(508)	(257)
Applicable income taxes (a)	7	(41)	(16)	(10)	367	307

Net income (loss)	69	75	29	18	(141)	50
Dividends on preferred stock	—	—	—	—	76	76

Net income (loss) available to common shareholders	69	75	29	18	(217)	(26)

(a)	Includes taxable equivalent adjustments of $4 million for the three months ended March 31, 2010 and December 30, 2009 and $5 million for the three months ended September 30, 2009, June 30, 2009 and March 31, 2009.

(b)	Prior period segment financial information has been restated to reflect the sale of the Processing Business on June 30, 2009 and the elimination of the Processing Solutions segment. Financial information for the Processing Business has been reclassified under General Corporate/Other for all periods presented. The retained retail credit card and commercial multi-card service business are included in Consumer Lending and Commercial Banking segments, respectively, for all periods presented. Additionally, interchange revenue previously recorded in the Processing Solutions segment and associated with cards currently included in Branch Banking, is now included in the Branch Banking segment for all periods presented.